Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A of Fidelity School Street Trust:  Fidelity Advisor Multi-Asset Income Fund of our report dated February 16, 2018; Fidelity Intermediate Municipal Income Fund of our report dated February 14, 2018; and Fidelity Global Credit Fund of our report dated February 22, 2018 on the financial statements and financial highlights included in the December 31, 2017 Annual Report to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Boston, Massachusetts September 26, 2018